Exhibit 99.1

DOLLAR TREE ANNOUNCES PRICING OF
$3,250 MILLION IN SENIOR NOTES AND ALLOCATION OF
$4,950 MILLION IN NEW TERM LOAN CREDIT FACILITIES

CHESAPEAKE, VA - February 6, 2015 - Dollar Tree, Inc. (NASDAQ: DLTR), the nation’s leading operator of discount variety stores selling everything for $1 or less, today announced that it has priced a private offering of $2,500 million of senior notes due 2023 (the “2023 Notes”) and $750 million of senior notes due 2020 (the “2020 Notes” and, together with the 2023 Notes, the “Notes”). The 2023 Notes will bear interest at a rate of 5.75% per annum and the 2020 Notes will bear interest at a rate of 5.25% per annum.
The Company also announced today that the lead arrangers for its new proposed senior secured credit facilities have allocated the loans to be made under its $1,000 million term loan A facility (the “Term Loan A Facility”) and $3,950 million term loan B facility (the “Term Loan B Facility”, and together with the Term Loan A Facility, the “Term Loan Facilities”). The Company expects that the Term Loan A Facility will bear interest at a rate of LIBOR plus 2.25% and the Term Loan B Facility will bear interest at LIBOR (subject to a 0.75% floor) plus 3.50%.
The Company expects to use the proceeds of the Notes and the Term Loan Facilities to finance its pending acquisition (the “Acquisition”) of Family Dollar Stores, Inc. (“Family Dollar”). The Notes will be initially issued by Family Tree Escrow, LLC (the “Escrow Issuer”), a newly formed subsidiary of the Company, and the proceeds will be held in escrow pending the consummation of the Acquisition. The offering of the Notes is expected to close on February 23, 2015, subject to customary closing conditions. The commitments in respect of the Term Loan Facilities and the terms and conditions thereof (including the applicable interest rates) remain subject to the execution of definitive documentation, which is expected to occur concurrently with or in advance of the consummation of the Acquisition. The Term Loan B Facility may be funded in advance of the Acquisition, in which case it is expected that the Escrow Issuer will be the initial borrower of the loans thereunder and will hold the proceeds in escrow pending consummation of the Acquisition.
The Notes are being offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside of the United States pursuant to Regulation S under the Securities Act of 1933.
The Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
About Dollar Tree, Inc.
Dollar Tree, Inc., a Fortune 500 Company, operated 5,282 stores in 48 states and five Canadian provinces as of November 1, 2014, with total retail selling square footage of 45.8 million. Stores operate under the brands of Dollar Tree, Dollar Tree Canada, and Deals. To learn more about the Company, visit www.DollarTree.com.
Forward- Looking Statements
Certain statements contained herein are "forward-looking statements" that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the proposed transaction, the benefits, results, effects, timing and certainty of the proposed transaction, future financial and operating results, expectations concerning the antitrust review process for the proposed transaction and the combined company's plans, objectives, expectations (financial or otherwise) and intentions.
Risks and uncertainties related to the proposed merger and the financing therefor include, among others: the risk that regulatory approvals required for the merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; the risk that the financing required to fund the transaction is not obtained, or is obtained on terms other than those set forth above or otherwise previously disclosed; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist stockholders to the merger; costs and difficulties related to the integration of Family Dollar's business and operations with Dollar Tree's business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the merger; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Dollar Tree, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled "A Warning About Forward-Looking Statements" and "Risk Factors" in Dollar Tree's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, Dollar Tree's Quarterly Reports on Form 10-Q for the quarters ended May 3, 2014, August 2, 2014 and November 1, 2014, and other reports filed by Dollar Tree with the SEC, which are available at the SEC's website http://www.sec.gov.

Please read our "Risk Factors" and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Dollar Tree undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.
Investors/Media Contacts:
Investors:
Randy Guiler
Dollar Tree, Inc.
rguiler@dollartree.com
(757) 321-5284

Media:
Debbie Miller / Nathaniel Garnick
Sard Verbinnen & Co
(212) 687-8080